EXHIBIT 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Eaton Capital Unlimited Company
Eaton Corporation plc
Cooper B-Line, Inc.
Cooper Bussmann, LLC
Cooper Crouse-Hinds, LLC
Cooper Industries Unlimited Company
Cooper Power Systems, LLC
Cooper Wiring Devices, Inc.
Eaton Aeroquip LLC
Eaton Aerospace LLC
Eaton Controls (Luxembourg) S.à r.l.
Eaton Corporation
Eaton Domhanda Unlimited Company
Eaton Electric Holdings LLC
Eaton Filtration LLC
Eaton Leasing Corporation
Eaton Technologies (Luxembourg) S.à r.l.
Turlock B.V.
Wright Line LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	3.625% Notes due 2035(1)	Rule 457(r)	$568,700,000.00	99.325%	$564,861,275.00	$153.10 per $1,000,000	$86,480.26
	Other	Guarantee of the 3.625% Notes due 2035(1)	Other(1)	-	-	-	-	-(1)
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$564,861,275.00		$86,480.26
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$86,480.26

(1)
Eaton Corporation plc, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Controls (Luxembourg) S.à r.l., Eaton Corporation, Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V. and Wright Line LLC will fully and unconditionally guarantee the 3.625% Notes due 2035 issued by Eaton Capital Unlimited Company. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to such guarantee.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, based upon an exchange rate of $1.1374 / €1.00 on May 6, 2025, as published by Bloomberg L.P.